UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026

NERDWALLET, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40994	45-4180440
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19 S. B Street, Suite 9, San Mateo, California 94401
(Address of principal executive offices) (Zip code)

(415) 549-8913
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value	NRDS	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act). ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Teresa Chia to the Board of Directors
On May 21, 2026, the board of directors (the Board) of NerdWallet, Inc. (the Company) appointed Teresa Chia to serve as a member of the Board effective May 22, 2026, to fill the vacancy created by Jennifer Ceran’s decision not to stand for re-election to the Board. The Board determined that Ms. Chia is an “independent director” as such term is defined by the applicable listing rules of The Nasdaq Stock Market (Nasdaq) and qualifies as “independent” in accordance with the additional independence rules established by the Securities and Exchange Commission (the SEC) and the Nasdaq for service on audit committees. Ms. Chia will serve as an independent director until the 2027 annual meeting of stockholders and until her successor has been duly elected and qualified, or until her earlier death, resignation, or removal. The Board also appointed Ms. Chia to the Audit Committee of the Board (the Audit Committee).
Ms. Chia’s compensation will be in accordance with the Company’s non-employee director compensation policy, as further described under the heading “Compensation of Non-Employee Directors for 2025” in the Company’s definitive proxy statement filed with the SEC on April 14, 2026. As a non-employee director, Ms. Chia will receive annual cash compensation of $50,000 for her service on the Board and $10,000 for her service on the Audit Committee. Upon her appointment to the Board, she will receive an initial grant of restricted stock units (RSUs) having an aggregate target grant-date value of $185,000, vesting in three annual installments on the first three anniversaries of the date of grant. In addition, she will receive an annual grant of RSUs having an aggregate target grant-date value of $185,000, prorated to reflect the period of service between the date of her appointment and the Company’s 2027 annual meeting of stockholders, which grant will vest on the earlier of the first anniversary of the grant date or the day immediately preceding the Company’s 2027 annual meeting of stockholders. The RSUs are subject to the terms of the Company’s 2021 Equity Incentive Plan, as amended, RSU Award Grant Notice, and Award Agreement. Ms. Chia will enter into an indemnification agreement with the Company consistent with the form of indemnification agreement entered into between the Company and its existing non-employee directors.
There are no arrangements or understandings between Ms. Chia and any other persons pursuant to which Ms. Chia was appointed to the Board. There are no family relationships between Ms. Chia and any other director or executive officer of the Company and she has not entered into any transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 5.07    Submission of Matters to a Vote of Security Holders.
On May 21, 2026, the Company held its 2026 Annual Meeting of Stockholders (the Annual Meeting) virtually via live webcast. At the Annual Meeting, the Company’s stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A (the Proxy Statement) for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 14, 2026. Holders of Class A common stock were entitled to one vote for each share held as of the close of business on March 24, 2026 (the Record Date), and holders of Class B common stock were entitled to ten votes for each share held as of the Record Date.
The voting results for each of the proposals are set forth below.
1.Proposal No. 1 – Election of Directors.

Director Nominee	For	Withheld	Broker Non-Votes
Tim Chen	331,293,392	5,290,731	7,560,481
Lynne M. Laube	330,939,105	5,645,018	7,560,481
Anthony Ling	332,202,920	4,381,203	7,560,481
Kenneth T. McBride	331,835,756	4,748,367	7,560,481
Each of the four nominees for director was elected to the Company’s Board of Directors, each to serve until the 2027 annual meeting of stockholders and until a successor has been duly elected and qualified, or until such director’s earlier resignation, retirement, or other termination of service.

2.Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm for 2026.

For	Against	Abstentions	Broker Non-Votes
343,651,768	154,224	338,612	—
The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.
EXHIBIT INDEX

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NERDWALLET, INC.

Date:	May 21, 2026	By:	/s/ Ekumene M. Lysonge
Ekumene M. Lysonge
Chief Legal Officer & Corporate Secretary